Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-8 No. 333-232944) pertaining to the 2013 Stock Incentive Plan of Tandem Diabetes Care Inc.,

(2)Registration Statement (Form S-8 No. 333-226915) pertaining to the 2013 Stock Incentive Plan, and 2013 Employee Stock Purchase Plan of Tandem Diabetes Care Inc.,

(3)Registration Statement (Form S-8 No. 333-192406) pertaining to the 2006 Stock Incentive Plan, 2013 Stock Incentive Plan, and 2013 Employee Stock Purchase Plan of Tandem Diabetes Care Inc.,

(4)Registration Statement (Form S-8 No. 333-202254) pertaining to the 2013 Stock Incentive Plan and 2013 Employee Stock Purchase Plan of Tandem Diabetes Care, Inc.,

(5)Registration Statement (Form S-8 No. 333-209685) pertaining to the 2013 Stock Incentive Plan and 2013 Employee Stock Purchase Plan of Tandem Diabetes Care, Inc.,

(6)Registration Statement (Form S-8 No. 333-223377) pertaining to the 2013 Stock Incentive Plan and 2013 Employee Stock Purchase Plan of Tandem Diabetes Care, Inc.,

(7)Registration Statement (Form S-8 No. 333-216529) pertaining to the 2013 Stock Incentive Plan and 2013 Employee Stock Purchase Plan of Tandem Diabetes Care, Inc.,

(8)Registration Statement (Form S-8 No. 333-273648) pertaining to the 2023 Long-Term Incentive Plan of Tandem Diabetes Care, Inc., and

(9)Registration Statement (Form S-8 No. 333-279642) pertaining to the 2023 Long-Term Incentive Plan of Tandem Diabetes Care Inc.;

of our reports dated February 26, 2025, with respect to the consolidated financial statements of Tandem Diabetes Care, Inc. and the effectiveness of internal control over financial reporting of Tandem Diabetes Care, Inc., included in this Annual Report (Form 10-K) of Tandem Diabetes Care, Inc. for the year ended December 31, 2024.

/s/Ernst & Young LLP
San Diego, California
February 26, 2025